AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


        THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement") is made effective as of the 20th day of December 1996, by and among PalEx, Inc., a Delaware corporation ("PalEx"), Main Street Capital Partners, L.P., a Texas limited partnership ("Main Street"), Fraser Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of PalEx ("Subsidiary"), Fraser Industries, Inc., a Texas corporation (the "Company"), and the individual stockholders of the Company identified on Schedule A to this Agreement (the "Stockholders").

                                   WITNESSETH:

        WHEREAS, the respective stockholders and Boards of Directors of Subsidiary and the Company (collectively referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Subsidiary merge (the "Merger") with and into the Company;

        WHEREAS, the parties hereto have previously entered into an Agreement and Plan of Reorganization and Merger effective as of December 20, 1996, and the parties desire to amend and restate such agreement in its entirety;

        WHEREAS, PalEx is entering into other agreements substantially similar to this Agreement with each of Ridge Pallets, Inc., a Florida corporation ("Ridge"), and Interstate Pallet, Co., a Virginia corporation ("Interstate" and, together with the Company and Ridge, collectively referred to as the "Founding Companies"), which agreements provide for the merger of subsidiaries of PalEx with and into Ridge and Interstate simultaneously with the Merger; and

        WHEREAS, the Boards of Directors of PalEx, Subsidiary and the Company have approved and adopted this Agreement and intend the exchange of common stock of the Company for common stock of PalEx to qualify as under the provisions of
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Subsidiary shall be merged with and into the Company in accordance with the Delaware General Corporation Law ("DGCL") and the Texas Business Corporation Act and the separate existence of Subsidiary shall cease. The Company shall be the surviving party in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation." The Merger will be effected in a single transaction.

        SECTION 1.2. EFFECTIVE TIME OF MERGER. The Merger shall become effective (the "Effective Time") at such time as shall be stated in certificates of Merger (the "Certificates of Merger") to be filed with the Secretary of State of the States of Delaware and Texas. The Constituent Corporations will cause the Certificates of Merger to be executed and delivered to the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas on or before the Closing Date (as defined in Article III).

        SECTION 1.3. CERTIFICATE OF INCORPORATION, BY-LAWS, BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION; BOARD OF DIRECTORS AND OFFICERS OF PALEX. At the Effective Time of the Merger:

        (a) Amended and Restated Articles of Incorporation with substantially the same provisions as Subsidiary's Certificate of Incorporation then in effect shall be filed and shall become the Certificate of Incorporation of the Surviving Corporation, and subsequent to the Effective Time, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law;

        (b) The By-laws of Subsidiary then in effect shall become the By-laws of the Surviving Corporation, and subsequent to the Effective Time, such By-laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended;

        (c) The Boards of Directors of PalEx and the Surviving Corporation shall consist of the persons identified on SCHEDULE 1.3(c) hereto. The Boards of Directors of PalEx and the Surviving Corporation shall hold office subject to the laws of the applicable state of incorporation and of the respective Articles or Certificate of Incorporation and By-laws of such corporation; and

        (d) The officers of PalEx and the Surviving Corporation shall be the persons identified on SCHEDULE 1.3(d) hereto, each of such officers to serve until such officer's successor is duly elected and qualified, subject to the provisions of the Articles or

Certificate of Incorporation and By-laws of PalEx or the Surviving Corporation, as applicable, and the terms of any employment agreement executed by any such officer.

        SECTION 1.4. EFFECT OF MERGER. The identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Subsidiary shall be merged with and into the Company, as the Surviving Corporation. At the Effective Time of the Merger, the separate existence of Subsidiary shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares, all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the Company and Subsidiary shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Subsidiary; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the Company or Subsidiary, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided in this Agreement, following the Merger the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of Subsidiary and PalEx and any claim existing, or action or proceeding pending, by or against the Company or Subsidiary may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the Company or Subsidiary shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Subsidiary shall attach to the Surviving Corporation and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

                                   ARTICLE II

                               CONVERSION OF STOCK

        SECTION 2.1. MANNER OF CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of PalEx, Subsidiary, the Company or any of the Stockholders:

        (a) The shares of common stock, par value $1.00 per share, of the Company (the "Company Stock") that are issued and outstanding immediately prior to the Effective Time, automatically shall be deemed to represent (i) the right to receive that number of shares of common stock, par value $.01 per share, of PalEx ("PalEx Common Stock") set forth in SCHEDULE 2.1 and (ii) the right to receive the amount of cash set forth in SCHEDULE 2.1. As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive that number of shares of PalEx Common Stock and cash to be issued in consideration therefore upon surrender of such certificate in accordance with Section 2.2.

        (b) All shares of Company Stock that are held by the Company as treasury stock, if any, shall be canceled and retired and no shares of PalEx Common Stock or other consideration shall be delivered or paid in exchange therefor.

        (c) Each share of capital stock of Subsidiary issued and outstanding and owned by PalEx shall, by virtue of the Merger and without any action on the part of PalEx, be converted into one share of common stock, $.01 par value, of the Company, as the Surviving Corporation.

        SECTION 2.2. EXCHANGE OF CERTIFICATES FOR CONSIDERATION. At the Closing (as defined in Article III), the Stockholders shall deliver to PalEx the original certificates representing the Company Stock, duly endorsed in blank by the Stockholders or accompanied by blank stock powers. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Stock. Upon surrender of such certificates, the Stockholders shall be entitled to receive certificates representing the number of shares of PalEx Common Stock and the amount of cash set forth in SCHEDULE 2.1, which shall be delivered on the Consummation Date (as defined in Article III).

                                   ARTICLE III

                        THE CLOSING AND CONSUMMATION DATE

        On the date of execution of the underwriting agreement (the "Underwriting Agreement") relating to the initial public offering of PalEx Common Stock (the "IPO"), the parties shall take all actions necessary (i) to effect the Merger (including, if permitted by applicable state law, the filing with the appropriate state authorities of the Certificates of Merger which shall become effective on the Consummation Date (as defined below)) and (ii) to effect the conversion and delivery of shares referred to in Section 2.2 (hereinafter referred to as the "Closing"); PROVIDED, HOWEVER, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares referred to in Article II, which actions shall be taken on the Consummation Date. The Closing shall take place at a location mutually agreeable to the Company and PalEx. The date on which the Closing shall occur shall be referred to as the "Closing Date." On the Consummation Date, the Certificates of Merger shall be filed with the appropriate state authorities, or if already filed shall become effective, and all transactions contemplated by this Agreement shall occur and be deemed to be completed. The Consummation Date shall be the date on which the closing of the IPO occurs. During the period from the Closing Date to the Consummation Date, this Agreement may only be terminated by the parties if the Underwriting Agreement is terminated pursuant to the terms of such agreement or as otherwise expressly provided herein.

                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

        The Company and Stockholders represent and warrant to PalEx as follows:

        SECTION 4.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to PalEx.

        SECTION 4.2.   CAPITALIZATION.

        (a) The authorized capital stock of the Company consists of 200,000 shares of Company Stock and no shares of preferred stock. As of December 20, 1996, 9,900 shares of Company Stock and no shares of preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. The Stockholders own beneficially and of record all of the shares of the Company Stock, which constitutes all of the outstanding shares of capital stock of the Company, and such Company Stock is owned free and clear of all liens, claims or encumbrances of any nature. As a result of the Merger, the Stockholders will convey and transfer to PalEx good and marketable title to the Company Stock owned by them.

        (b) Except as set forth on SCHEDULE 4.2 attached hereto, as of the date hereof there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment or obligating any of the Stockholders to convey or transfer any Company Stock. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of the Stockholders is a party or is bound with respect to the voting of any shares of capital stock of the Company.

        SECTION 4.3. NO SUBSIDIARIES. The Company has no subsidiaries and, except as set forth on SCHEDULE 4.3, it does not own any capital stock of any corporation or any interest in any partnership, joint venture or limited liability company.

        SECTION 4.4.   AUTHORITY; NON-CONTRAVENTION; APPROVALS.

        (a) The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company and by the Stockholders, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Stockholders, and, assuming the due authorization, execution and delivery hereof by PalEx, Subsidiary and Main Street, constitutes a valid and legally binding agreement of the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

        (b) The execution and delivery of this Agreement by each of the Company and the Stockholders do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the charter or by-laws of the Company (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Stockholders is now a party or by which any of the Stockholders or the Company or any of its properties or assets may be bound or affected. The consummation by the Company and the Stockholders of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions of the items described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c) Except for (i) the filing in connection with the IPO of a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933 (the "1933 Act"), (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) the making of the Merger Filings with the Secretary of State of the State of Delaware and Texas in connection with the Merger, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company and the Stockholders or the consummation by the Company and the Stockholders of the transactions contemplated hereby.

        SECTION 4.5. FINANCIAL STATEMENTS. The audited financial statements for the fiscal year ended August 31, 1996 and unaudited interim financial statements of the Company for the three months ended November 30, 1996 (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

        SECTION 4.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
SCHEDULE 4.6 attached hereto, the Company did not have at November 30, 1996, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or
(ii) which were incurred after November 30, 1996 and were incurred in the ordinary course of business and consistent with past practices, and (b) liabilities and obligations which are of a nature not required to be reflected in the Company Financial Statements prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business and are described on SCHEDULE 4.6. SCHEDULE 4.6 includes a reasonable estimate by the Company and the Stockholders of the maximum amount which may become payable with respect to any such liabilities which are contingent.

        SECTION 4.7. ACCOUNTS AND NOTES RECEIVABLE. SCHEDULE 4.7 sets forth an accurate list of the accounts and notes receivable of the Company as of October 31, 1996, including any such amounts which are not reflected in the Company's balance sheet at such date. Receivables from and advances to employees, the Stockholders and any entities or persons related to or affiliated with the Stockholders are separately identified on SCHEDULE 4.7. SCHEDULE 4.7 also sets forth an accurate aging of all accounts and notes receivable as of November 30, 1996 showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company which are classified as current assets on the November 30, 1996 balance sheet are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with generally accepted accounting principles and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible.

        SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since August 31, 1996, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Company, nor, except as disclosed in
SCHEDULE 4.8 has there been:

        (i) any damage, destruction or loss (whether or not covered by insurance) alone or in the aggregate, materially adversely affecting the properties or business of the Company;

        (ii) any change in the authorized capital stock of the Company or in its securities outstanding or any change in the Stockholders' ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

        (iii) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

        (iv) any increase in the compensation payable or to become payable by the Company to the Stockholders or any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

        (v) any work interruptions, labor grievances or claims filed, or any proposed law, regulation or event or condition of any character materially adversely affecting the business or future prospects of the Company;

        (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company to any person, including, without limitation, the Stockholders and their affiliates;

        (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company;

        (viii) any increase in the Company's indebtedness, other than accounts payable incurred in the ordinary course of business;

        (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

        (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

        (xi)   any waiver of any material rights or claims of the Company;

        (xii) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party or any of its property is subject; or

        (xiii) any transaction by the Company outside the ordinary course of business.

        SECTION 4.9. LITIGATION. Except as disclosed in the SCHEDULE 4.9 attached hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company or any of the Stockholders, threatened against, relating to or affecting the Company or any of the Stockholders, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Company Material Adverse Effect. Except as disclosed in SCHEDULE 4.9 attached hereto, neither the Company nor any of the Stockholders is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a Company Material Adverse Effect.

        SECTION 4.10. REGISTRATION STATEMENT. To the best of the Company's and Stockholders' knowledge and belief, none of the information to be supplied by the Company for inclusion in the Registration Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        SECTION 4.11. NO VIOLATION OF LAW. To the best of the Company's and Stockholders' knowledge and belief, except as disclosed in SCHEDULE 4.11 attached hereto, the Company is not in violation of nor has it been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in SCHEDULE 4.11 attached hereto, as of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company, threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Company is not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

        SECTION 4.12. COMPLIANCE WITH AGREEMENTS. Except as disclosed in
SCHEDULE 4.12 attached hereto, the Company is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse the of time or action by a third party, could result in a default under, (a) the charter, by-laws or similar organizational instruments of the Company or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company is a party or by which it is bound or to which any of its property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.12, would have, in the aggregate, a Company Material Adverse Effect.

        SECTION 4.13.   TAXES.

        (a) The Company has (i) duly filed with the appropriate governmental authorities or will file when due all Tax Returns required to be filed for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Company Financial Statements are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or asset of the Company thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. The Company is not a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. The Company made a valid election under Section 1362(a) of the Code, effective December 1, 1988 to be taxed as an S corporation under the Code. As of immediately prior to the Closing, the Company will qualify as an S corporation within the meaning of Subchapter S of the Code.

        (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, employment, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

        (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with any Taxes.

        SECTION 4.14.   EMPLOYEE BENEFIT PLANS; ERISA.

        (a) Except as set forth in SCHEDULE 4.14 attached hereto, at the date hereof, the Company does not maintain or contribute to any material employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company being referred to as the "COMPANY PLANS"), including employee benefit plans within the meaning set forth in
Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits (excluding any "MULTI-EMPLOYER PLAN" within the meaning of Section 3(37) of ERISA or a "MULTIPLE EMPLOYER PLAN" within the meaning of

Section 413(c) of the Code). SCHEDULE 4.14(A) attached hereto lists all Multi-employer Plans and Multiple Employer Plans which the Company maintains or to which it makes contributions. The Company does not have any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

        (b) Except as disclosed in SCHEDULE 4.14 attached hereto, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Company Material Adverse Effect, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "STANDARD TERMINATION" described in
Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "QUALIFIED" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "QUALIFIED" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, the Company has not made or suffered a "COMPLETE WITHDRAWAL" or a "PARTIAL WITHDRAWAL," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of the Company, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the best knowledge of the Company, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company has no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company under

Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "COMPANY CONTROLLED GROUP PLANS"), and the Company does not reasonably anticipate that any such liability will be asserted against the Company . None of the Company Controlled Group Plans has an "ACCUMULATED FUNDING DEFICIENCY" (as defined in
Section 302 of ERISA and 412 of the Code).

        (c) SCHEDULE 4.14 attached hereto contains a true and complete summary or list of or otherwise describes all employment contracts and employee benefit arrangements with all employees of the Company.

        SECTION 4.15. LABOR MATTERS. Except as set forth in SCHEDULE 4.15 attached hereto, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees, (b) none of the Company's employees is represented by a labor union or covered by a collective bargaining agreement, and to the knowledge of the Company, there are no organizational efforts and no campaign is under way to establish such representation or coverage, (c) the Company has, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (d) no person has, to the knowledge of the Company, asserted that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.16.   ENVIRONMENTAL MATTERS.

        (a) To the best of the Company's and Stockholders' knowledge and belief, except as set forth in SCHEDULE 4.16 attached hereto, (i) the Company has conducted its businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company contain any Hazardous Substance as a result of any activity of the Company in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) the Company has not received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business,
(iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous

Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company relating to the activities of the Company which are not listed on SCHEDULE 4.16 attached hereto prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned by the Company and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company, and (x) neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        (b) As used herein, "ENVIRONMENTAL LAW" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

        (c) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

        SECTION 4.17. TITLE TO ASSETS. The Company has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for the assets which are to be sold or dividended to the Stockholders pursuant to Section 6.4 and properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), and (iii) except for such matters which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All leases under which the Company leases any substantial amount of real or personal property have been delivered to PalEx and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not cause a Company Material Adverse Effect

        SECTION 4.18. INSURANCE. SCHEDULE 4.18 sets forth an accurate list as of September 30, 1996 of all insurance policies carried by the Company and of all insurance claims or losses in excess of $50,000 or material workmen's compensation claims received for the past five (5) policy years. The losses and claims not list in SCHEDULE 4.18 will not, in the aggregate, result in a Company Material Adverse Effect. Also attached to SCHEDULE 4.18 are true, complete and correct copies of all of the Company's insurance policies, covering at least the past three years. None of such policies is a "claims made" policy. The insurance policies set forth on SCHEDULE 4.18 provide adequate coverage against the risks involved in the Company's business. Such policies are currently in full force and effect.

        SECTION 4.19. INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED-PARTY TRANSACTIONS. Except as described on SCHEDULE 4.19, no Stockholder, officer, director or affiliate of the Company (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) is a party to an agreement or relationship, that involves the receipt by such person of compensation or property from the Company other than through a customary employment relationship.

        SECTION 4.20. BUSINESS RELATIONS. SCHEDULE 4.20 contains an accurate list of all customers of the Company representing five percent (5%) or more of the Company's revenues for the twelve (12) months ended August 31, 1996 and the three (3) months ended November 30, 1996. Except as set forth on SCHEDULE 4.20, since August 31, 1995, none of the Company's significant customers has canceled or substantially reduced its purchases from the Company, nor are any of such customers threatening to do so. Except as set forth on SCHEDULE 4.20, since August 31, 1995, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the knowledge of the Company and the Stockholders, no such shortage of supply of inventory items is threatened or pending. To the knowledge of the Company and the Stockholders, no customer or supplier of the Company will cease to do business with, or substantially reduce its purchases from, the Company after the consummation of the transactions contemplated hereby, which cessation or reduction would reasonably be expected to have a Company Material Adverse Effect. The Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

        SECTION 4.21. DISCLOSURE. The Stockholders have fully provided PalEx with all the information that PalEx has requested in analyzing whether to consummate the Merger. To the best of the Company's and Stockholders' knowledge and belief, none of the information so provided nor any representation or warranty of the Stockholders contained in this Agreement contains any untrue statement regarding a material fact or omits to state a material fact necessary in order to make the statements made herein or in the information provided, in light of the circumstances under which they were made, not misleading.

        SECTION 4.22. TRADEMARKS AND INTELLECTUAL PROPERTY COMPLIANCE. Company owns or has the right to use, without any material payment to any other party, all of its patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications ("Intellectual Property Rights") and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the best of the Company's and Stockholders' knowledge and belief, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.23. NO IMPLIED REPRESENTATIONS. Notwithstanding anything contained in this Article or any other provision of this Agreement or any of the related documents, it is the explicit understanding of each party hereto that the Company and the Stockholders are not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of the Company and the Stockholders in this Agreement and the related documents. It is understood that any estimates, projections or other predictions which otherwise have been provided to PalEx are not and shall not be deemed to be representations or warranties of the Company or the Stockholders, but as the good faith estimates and assumptions of the Company and the Stockholders intended to be reasonable at the time made concerning the most likely course of the Company and its businesses. The Company, the Stockholders and PalEx acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other predictions, that the Company, the Stockholders and PalEx are familiar with such uncertainties, that the Company, the Stockholders and PalEx are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other predictions so furnished to them, and that neither PalEx, the Stockholders nor any of the Founding Companies shall have any claim against anyone with respect thereto.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PALEX AND SUBSIDIARY

        PalEx and Subsidiary represent and warrant to the Company as follows:

        SECTION 5.1.   ORGANIZATION AND QUALIFICATION.

        (a) PalEx is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. True, accurate and complete copies of each of PalEx's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

        (b) Subsidiary is a corporation duly organized, validly existing and good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Subsidiary. True, accurate and complete copies of each of Subsidiary's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

        SECTION 5.2.   CAPITALIZATION.

        (a) The authorized capital stock of PalEx consists of (i) 30,000,000 shares of PalEx Common Stock, of which 1,071,389 shares were outstanding as of December 20, 1996, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, none of which was issued and outstanding as of December 20, 1996. All of the issued and outstanding shares of PalEx Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.

        (b) Except as set forth on SCHEDULE 5.2 attached hereto, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating PalEx to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of PalEx or obligating PalEx to grant, extend or enter into any such agreement or commitment, except that PalEx declared a stock split prior to executing this Agreement which resulted in Main Street owning 1,021,389 shares and Vance K. Maultsby, Jr. owning 50,000 shares of PalEx Common Stock. There are no voting trusts, proxies or other agreements or understandings to which PalEx is a party or is bound with respect to the voting of any shares of capital stock of PalEx. The shares of PalEx Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

        SECTION 5.3. NO SUBSIDIARIES. Except as set forth on SCHEDULE 5.3, PalEx has no subsidiaries and it does not own any capital stock of any corporation or any interest in any partnership, joint venture or limited liability company.

        SECTION 5.4.   AUTHORITY; NON-CONTRAVENTION; APPROVALS.

        (a) PalEx and Subsidiary have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors and stockholders of PalEx and Subsidiary, and no other corporate proceedings on the part of PalEx and Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by PalEx and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by PalEx and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company and the Stockholders, constitutes a valid and legally binding agreement of PalEx and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

        (b) The execution and delivery of this Agreement by PalEx and Subsidiary does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the respective properties or assets of PalEx and Subsidiary under any of the terms, conditions or provisions of (i) the charter or by-laws of PalEx or Subsidiary, as applicable, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to PalEx or Subsidiary or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PalEx or Subsidiary is now a party or by which PalEx or Subsidiary or any of their respective properties or assets may be bound or affected. The consummation by PalEx and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (ii) above, to obtaining (prior to the Effective Time) PalEx Required Statutory Approvals (as defined in Section 5.4(c)) and, in the case of the terms, conditions or provisions of the items described in clause
(iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions of the items described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of PalEx or Subsidiary (a "PalEx Material Adverse Effect").

        (c) Except for (i) the filing of the Registration Statement the SEC pursuant to the 1933 Act, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware and Texas in connection with the Merger, the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "PALEX REQUIRED STATUTORY APPROVALS", no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by PalEx or Subsidiary or the consummation by PalEx or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a PalEx Material Adverse Effect.

        SECTION 5.5. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed to the Company in writing, neither PalEx nor Subsidiary have incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except those incurred in connection with the Merger, this Agreement, the agreements with the other Founding Companies and the IPO. Except as contemplated by the foregoing, PalEx and Subsidiary have not engaged in any business activities of any type or kind whatsoever, nor entered into any agreements nor is it bound by any obligation or undertaking.

        SECTION 5.6. LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of PalEx or Subsidiary, threatened against, relating to or affecting PalEx or Subsidiary, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or the IPO or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a PalEx Material Adverse Effect.

        SECTION 5.7. NO VIOLATION OF LAW. PalEx is not in violation of, nor has it been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority.

        SECTION 5.8. AFFILIATE TRANSACTIONS. Except for the ownership by Main Street of shares of PalEx Common Stock and Main Street's obligations and rights under Section 7.3, no transaction has occurred and no transaction is now proposed to which PalEx is or will be a party, in which any current affiliate of Main Street has a direct or indirect material interest.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the

Closing Date or earlier termination of this Agreement, unless PalEx shall otherwise agree in writing, the Company shall:

        (a) conduct its businesses in the ordinary and usual course and consistent with past practice;

        (b) not (i) amend or propose to amend its charter or by-laws, (ii) split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions described in
SCHEDULE 6.1;

        (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock.

        (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business, (B) borrowings to refinance existing indebtedness on terms comparable with or better than those at the date hereof, or (C) borrowings to fund distributions to Stockholders of the accumulated adjustment account, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock,
(iii) take or fail to take any action which action or failure would cause the Company or the Stockholders (except to the extent of non-stock consideration, if any, received in the Merger) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

        (e) use all reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

        (f) confer on a regular and frequent basis with one or more representatives of PalEx to report operational matters of materiality and the general status of ongoing operations;

        (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

        (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law or in the ordinary course of business and consistent with past practices; and

        (i) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

        SECTION 6.2. CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in this Agreement shall give to PalEx, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

        SECTION 6.3.   NO - SHOP.

        (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company and the Stockholders shall not, and the Company shall use its best efforts to cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it not to, initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any capital stock of the Company, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof, or enter into any joint venture or partnership or similar arrangement.

        (b) The Company and the Stockholders (i) acknowledge that a breach of any of their covenants contained in this Section 6.3 will result in irreparable harm to PalEx which will not be compensable in money damages; and (ii) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

        SECTION 6.4. DIVIDEND OR SALE OF NONPRODUCTIVE ASSETS. The Company shall, prior to the Closing Date, either dividend to the Stockholders or sell for cash the assets listed on SCHEDULE 6.4. If the Company sells such assets, it shall apply the proceeds from such sale to the reduction of outstanding debt. Any such dividend shall not affect the total consideration due the Stockholders hereunder; any such sale and reduction of the Company's debt shall affect the allocation of the consideration to be received by the Stockholders in the Merger in the manner described in Schedule 2.1.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

        SECTION 7.1. ACCESS TO INFORMATION.

        (a) The Company shall afford to PalEx and Subsidiary and their accountants, counsel, financial advisors and other representatives (the "PALEX REPRESENTATIVES") and PalEx and Subsidiary shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "COMPANY REPRESENTATIVES") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, financial statements and Tax Returns) and, during such period, shall furnish promptly to one another all due diligence information requested by the other party. PalEx and Subsidiary shall hold and shall use their reasonable best efforts to cause the PalEx Representatives to hold, and the Company shall hold and shall use its reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public information furnished to it in connection with the transactions contemplated by this Agreement, except that each of PalEx, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

        (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions of such written material. In the event of such termination, all documents, memoranda, notes and other writings prepared by PalEx and Subsidiary or the Company based on the information in such material shall be destroyed (and PalEx , Subsidiary and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

        (c) The Company shall promptly advise PalEx in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Company Material Adverse Effect.

        SECTION 7.2. REGISTRATION STATEMENT. PalEx and the Founding Companies shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. PalEx shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of PalEx Common Stock. PalEx and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with making such filings. The information provided and to be provided by PalEx and the Company, respectively, for use in the Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made.

        SECTION 7.3. EXPENSES AND FEES. Main Street shall pay the fees and expenses of the independent public accountants and legal counsel to PalEx and all filing, printing and other reasonable, documented fees and expenses associated with the IPO up to $1,250,000. PalEx shall pay or reimburse Main Street from the proceeds of the IPO for such fees and expenses in excess of $1,250,000. Neither the Company nor the Stockholders will be liable for any portion of the above expenses in the event the IPO is not closed. PalEx shall also pay (i) the underwriting discounts and commissions payable in connection with the sale of PalEx Common Stock in the IPO, (ii) the fees payable to Raymond James & Associates and Mr. Tucker Bridwell, as detailed on SCHEDULE 7.3 and
(iii) the fees and expenses incurred in delivering the tax opinion set forth in
Section 9.2(d). All other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        SECTION 7.4. AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

        SECTION 7.5. PUBLIC STATEMENTS. Except as may require by law, no party hereto shall issue any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of PalEx and the Company.

        SECTION 7.6. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, the Stockholders and PalEx agrees to give prompt notice to each of the others of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or any of the information supplied by it for use in the Registration Statement to be untrue in any material respect or to omit any material fact, at any time from the date hereof until 25 days following the Closing, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        SECTION 7.7.     DIRECTORS' AND OFFICERS' INDEMNIFICATION.

        (a) After the Effective Time, PalEx shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer and agent of the Company (each, together with such person's heirs, executors or administrators, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission of PalEx occurring prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) PalEx shall pay the reasonable fees and expenses of counsel selected by the indemnified parties, which counsel shall be reasonably satisfactory to PalEx, promptly after statements therefor are received, (ii) PalEx will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under the DGCL or other applicable statutes and PalEx's or the Surviving Corporation's respective Certificates of Incorporation or By-Laws shall be made by independent legal counsel acceptable to PalEx as the case may be, and the indemnified party; PROVIDED, HOWEVER, that PalEx shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

        (b) In the event that PalEx or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of PalEx shall assume the obligations set forth in this
Section 7.7.

        SECTION 7.8. CORRECTIONS TO THE REGISTRATION STATEMENT. Prior to the effectiveness of the IPO, and until the expiration of the 25th day thereafter, each of the Company, the Stockholders and PalEx shall correct promptly any information provided by it to be used specifically in the Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement so as to correct the same and to cause the Prospectus included within such Registration Statement as so corrected to be disseminated to the extent required by applicable law.

        SECTION 7.9.     PREPARATION AND FILING OF TAX RETURNS.

        (a) Each party hereto shall, and shall cause its affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies at no cost to the requesting party of all relevant portions of relevant returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file returns pursuant to this Agreement shall bear all costs of filing such returns.

        (b) Each of the Company, PalEx and the Stockholders shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall treat the exchange of Company Common Stock for PalEx Common Stock an exchange as under Section 351 of the Code unless otherwise required by law. The parties have independently determined and hereby agree that such an exchange is an exchange as described under Section 351 of the Code and specifically that:

                      (i) Neither the Company nor PalEx is an investment company as defined in Section 351(e) of the Code or Section 1.351-1(c)(1)(i) of the Treasury Regulations.

                      (ii) The fair market value of the assets of the Company exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                      (iii) The Company is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                      (iv) The fair market value of the PalEx Common Stock and other consideration, if any, received by the Stockholders, will be approximately equal to the fair market value of the Company Stock surrendered in the Merger.

                      (v) There is no intercorporate indebtedness existing between PalEx and the Company that was issued, acquired, or will be settled at a discount.

                      (vi) None of the compensation received by any Stockholder-employee of the Company after the Merger will be separate consideration for, or allocable to, any of their securities of the Company. None of the shares of PalEx Common Stock received by the Stockholders in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to the Stockholders in their capacity as employees including, but not limited to, amounts paid pursuant to the employment agreements between the Company and the Stockholders and incentive compensation in the form of stock options, will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                      (vii) The proposed Merger is effected through the laws of the United States, a State thereof or the District of Columbia.

                      (viii) The proposed Merger is being undertaken for reasons germane to the business of the Company.

        SECTION 7.10.     COVENANTS CONCERNING TAXES.

        (a) (i) The Stockholders shall pay (and shall indemnify, defend and hold harmless PalEx, as the Surviving Corporation, from and against liability with respect to) any and all Taxes, interest, penalties and additions to Taxes that are imposed on them or the Company: (i) attributable to the taxable income of the Company for all taxable periods during which the Company was an S corporation (the "S Corporation Period"); and (ii) as a result of the Company's S election being treated as invalid or ineffective for any reason or such election being revoked or terminated prior to the Merger.

                      (ii) The Surviving Corporation, shall pay or cause to be paid (and shall indemnify, defend and hold harmless the Stockholders from and against liability with respect to) any and all Taxes, interest, penalties and additions to Taxes attributable to the taxable income of the Surviving Corporation for the period after the Merger (the "C Corporation Period").

        (b) If the Stockholders receive notice of an intention by a taxing authority to audit any return of the Stockholders that includes any item of income, gain, deduction, loss or credit reported by the Company with respect to the S Corporation Period that the

Stockholders have reason to believe may affect the Surviving Corporation's tax returns during the C Corporation Period, the Stockholders shall inform the Surviving Corporation, in writing, of the audit promptly after receipt of such notice. If the Stockholders receive notice from a taxing authority of any proposed adjustment for which the Surviving Corporation may be required to indemnify hereunder (a "Proposed Adjustment"), the Stockholders shall give notice to the Surviving Corporation of the Proposed Adjustment promptly after receipt of such notice from a taxing authority. Within twenty (20) days following its receipt of such notice, the Surviving Corporation shall give notice to the Stockholders of its determination as to whether it desires the Stockholders to contest such Proposed Adjustment. Upon such request the Stockholders, at their option and upon written notice to the Surviving Corporation within ten (10) days after their receipt of the notice described in the preceding sentence, shall (i) contest the Proposed Adjustment at the Surviving Corporation's expense and permit the Surviving Corporation to participate in (but not to control) such proceedings, or (ii) permit the Surviving Corporation to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and demands). The Surviving Corporation shall pay to the Stockholders on demand all reasonable costs and expenses (including reasonable attorneys' and accountants' fees) that the Stockholders may incur in contesting such Proposed Adjustments. The Stockholders shall not make, accept or enter into a settlement or other compromise, with respect to any Taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Surviving Corporation, which consent shall not be unreasonably withheld. The Stockholders will reasonably assist if the Surviving Corporation contests any Proposed Adjustment.

        (c) If the Surviving Corporation receives notice of an intention by a taxing authority to audit any return of the Surviving Corporation that includes any item of income, gain, deduction, loss or credit reported by the Surviving Corporation with respect to the C Corporation Period that the Surviving Corporation has reason to believe may affect the Stockholders' tax returns during the S Corporation Period, the Surviving Corporation shall inform the Stockholders in writing, of the audit promptly after receipt of such notice. If the Surviving Corporation receives notice from a taxing authority of any proposed adjustment for which the Stockholders may be required to indemnify the Surviving Corporation hereunder (a "Surviving Corporation Proposed Adjustment"), the Surviving Corporation shall give notice to the Stockholders of the Surviving Corporation Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from the Surviving Corporation, the Stockholders may, by in turn giving prompt written notice to the Surviving Corporation, request that the Surviving Corporation contest such Surviving Corporation Proposed Adjustment. If the Stockholders request that any Surviving Corporation Proposed Adjustment be contested, then the Surviving Corporation shall contest the Surviving Corporation Proposed Adjustment (including pursuing all administrative and judicial appeals and processes) at the Stockholders' expense and shall permit the Stockholders to participate in (but not to control) such proceeding.

        (d) The parties shall cooperate fully with each other in all matters relating to Taxes and in the determination of amounts payable hereunder. In the case of disagreement as to the course of action to be pursued in dealing with taxing authorities (including, without limitation, matters with respect to preparation and filing of tax returns, conduct of audits, and proceedings in courts), the decision of the party (the Surviving Corporation, on the one hand, or the Stockholders, on the other hand) who will economically benefit from or be burdened by the course of action (or in the case both parties benefit and/or are burdened, the decision of the party with the greatest benefit or burden) shall control.

        SECTION 7.11.     REGISTRATION RIGHTS.

        (a) If at any time or times after the date hereof but prior to the third anniversary of the Effective Time, PalEx shall determine to register any of its securities (for itself or for any holder of securities of PalEx) under the 1933 Act or any successor legislation (other than the Registration Statement or a registration relating to stock option plans, employee benefit plans or a transaction pursuant to Rule 145 under the Act), and in connection therewith PalEx may lawfully register the PalEx Common Stock held by the Stockholders and Main Street, PalEx will promptly give written notice thereof to the Stockholders and Main Street and will include in such registration and effect the registration under the 1933 Act of all Registrable Securities (as hereinafter defined )that the Stockholders and Main Street may request in writing by notice delivered to PalEx within 20 days after receipt by the Stockholders and Main Street of the notice given by PalEx; PROVIDED, HOWEVER, that in connection with any such offering by PalEx of any of its securities, no such registration of Registrable Securities shall be required if the managing underwriter, if any, for PalEx advises it in writing that including all or part of the Registrable Shares in such offering will materially adversely affect the proposed offering and jeopardize PalEx 's ability to sell its own securities in such offering. If such managing underwriter advises PalEx that, in its opinion, part of the Registrable Securities may be included in such offering without materially adversely affecting the proposed offering, then PalEx shall be obligated to include such lesser number of Registrable Securities in such offering, which shares shall be taken from those owned and held by a group consisting of the Stockholders, Main Street and other holders of PalEx Common Stock having registration rights that are PARI PASSU with those of the Stockholders and Main Street, and such limitation shall be imposed upon the Stockholders and such other holders pro rata on the basis of the total number of shares of PalEx Common Stock owned by the Stockholders, Main Street and such other holders or obtainable by them upon the exercise of rights with respect to other securities owned by them. All expenses of such registration and offering shall be borne by the Company, except that the Stockholders and Main Street shall bear underwriting commissions and discounts attributable to their Registrable Securities being registered and the fees and expenses of separate counsel, if any, for such Stockholders and Main Street. The Stockholders and Main Street shall be entitled to an unlimited number of registrations under this Section 7.11.

        (b) For the purposes of this Section 7.11, the term "Registrable Securities" shall mean (i) the PalEx Common Stock currently held by Main Street,
(ii) PalEx Common Stock to be issued in connection with the Merger, and (iii) any PalEx Common Stock issued or issuable with respect to the shares identified in (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        (c) Whenever, under the preceding paragraphs of this Section 7.11, PalEx is required hereunder to register Registrable Securities, PalEx shall as expeditiously as possible:

                      (i) Prepare and file with the SEC a registration statement with respect to the Registrable Securities that complies with all requirements of the Act;

                      (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by such registration statement for the period necessary to complete the proposed public offering (but in no event for a period in excess of ninety (90) days);

                      (iii) Furnish to each Stockholder such copies of each preliminary and final prospectus and such other documents as each such Stockholder may reasonably request to facilitate the disposition of such Stockholder's Registrable Securities;

                      (iv) Enter into an underwriting agreement with customary terms and provisions as reasonably agreed by PalEx and the proposed underwriter, if any, of the offering,

                      (v) Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under applicable state securities or "blue-sky" laws, provided that PalEx shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified; and

                      (vi) Furnish to each selling Stockholder a signed counterpart, addressed to the Stockholders, of

                             (A)    an opinion of counsel to PalEx, and

                             (B) comfort letter(s) signed by the independent public accountants who have certified PalEx's financial statements included in the registration statement,

in each case, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountant's letter) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's letters delivered to the underwriters in underwritten public offerings of securities.

        (d) PalEx shall have the right to select the managing underwriter or underwriters for any underwritten offering made pursuant to a registration under this Section 7.11.

        (e) In connection with any underwritten offering by PalEx in which the Stockholders participate, the Stockholders shall, if requested by the managing underwriter or underwriters thereof, agree not to sell any of their Registrable Securities or any other securities of PalEx owned by such Stockholders in any transaction other than pursuant to such underwritten offering for a period beginning 60 days prior to the date PalEx and the underwriter reasonably expect the registration statement to become effective, and for such period after the effective date of the registration statement as is agreed upon by the underwriters and PalEx (not to exceed 180 days), provided that the PalEx's officers and directors and each holder of 5% or more of PalEx's issued and outstanding PalEx Common Stock also agree to such limitations.

        (f) PalEx may delay any underwritten offering pursuant to Section 7.11 when a condition or pending transaction exists the disclosure of which would reasonably be expected to have a material adverse effect on the proposed offering.

        (g) PalEx will indemnify each Stockholder, each of its officers, directors and partners, and each other person, if any, who controls such Stockholder within the meaning of the Section 15 of the 1933 Act, against any losses, claims, damages, expenses, or liabilities to which such persons may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any preliminary prospectus or final prospectus or amendment or supplement thereto on the effective date thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such persons for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that PalEx will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to PalEx through an instrument duly executed by such person specifically for use in the preparation thereof.

        It shall be a condition precedent to the obligation of PalEx to include in any registration statement any Registrable Securities then held by a Stockholder that PalEx shall have received an undertaking, satisfactory to it and the managing underwriter or underwriters, from each Stockholder to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph) PalEx, each director of PalEx, each officer of PalEx who shall sign such registration statement and the managing underwriter or underwriters and any person who controls such Underwriters or PalEx within the meaning of the 1933 Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to PalEx through an instrument duly executed by the Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

        Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs in this Section 7.11, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assumed the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the defense thereof.

        SECTION 7.12. CONTRIBUTION TO COMPANY PROFIT SHARING PLAN. PalEx shall make a one-time contribution of PalEx Common Stock to the Fraser Industries, Inc. Profit Sharing Plan (the "Plan") concurrently with the consummation of the IPO. PalEx shall contribute that number of shares of PalEx Common Stock with a value equal to $375,000 based on a price per share of PalEx Common Stock equal to the mid-point of the estimated pricing range as set forth in the preliminary prospectus relating to the IPO, adjusted to reflect a discount of 25%. The contribution of PalEx Common Stock shall be allocated among the Company's employees based on the terms of the Plan.

        SECTION 7.13. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of PalEx Common Stock to the public without registration, PalEx agrees to use its best efforts to:

        (i) make and keep public information regarding PalEx available as those terms are understood and defined in Rule 144 under the 1933 Act, at all times from and after 90 days following the effective date of the first registration under the 1933 Act filed by PalEx for an offering of its securities to the general public;

        (ii) file with the SEC in a timely manner all reports and other documents required of PalEx under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

        (iii) so long as a Stockholder owns any restricted PalEx Common Stock, furnish to each Stockholder forthwith upon written request a written statement by PalEx as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by PalEx for an offering of its securities to the general public), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of PalEx, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

                                  ARTICLE VIII

                                 INDEMNIFICATION

The Stockholders and PalEx each make the following covenants:

        SECTION 8.1.     PALEX LOSSES.

        (a) The Stockholders agree to indemnify and hold harmless PalEx and its directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all PalEx Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by the Company or the Stockholders in or pursuant to this Agreement being untrue or incorrect in any respect; (ii) any failure by the Company or the Stockholders to observe or perform their covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby; and
(iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders contained in any preliminary prospectus, relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, and not provided to PalEx or its counsel by the Company or the Stockholders; PROVIDED, HOWEVER, that such indemnity shall not inure to the benefit of PalEx to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided, in writing, corrected information to PalEx or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included. This
Section 8.1 is intended to indemnify PalEx and its directors, officers, employees, representatives, agents and attorneys from the results of their negligence. The Stockholders' obligations pursuant to this Section 8.1 shall expire one (1) year after the Closing, except with respect to (x) obligations under Sections 4.13 and 7.10 hereof, which shall survive until the earlier of
(A) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes or (B) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom, and (y) solely to the extent that PalEx actually incurs liability under the 1933 Act or the 1934 Act, the obligations under clause (iii) above shall survive until the expiration of any applicable statute of limitations with respect to such claims.

        (b) "PalEx Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the Stockholders' consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights of PalEx or such other persons to indemnification hereunder.

        SECTION 8.2.     STOCKHOLDERS LOSSES.

        (a) PalEx agrees to indemnify and hold harmless the Stockholders, for and in respect of any and all Stockholders Losses (as defined below) suffered, sustained, incurred or required to be paid by the Stockholders by reason of (i) any representation or warranty made by PalEx in or pursuant to this Agreement being untrue or incorrect in any respect; (ii) any failure by PalEx to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to PalEx or any of the Founding Companies other than the Company contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to PalEx or any of the Founding Companies other than the Company required to be stated therein or necessary to make the statements therein not misleading. This Section 8.2 is intended to indemnify the Stockholders from the results of their negligence. PalEx's obligations under this Section 8.2 shall expire one year after Closing, except that, if the Stockholders actually incur liability under the 1933 Act or the 1934 Act, the obligations under clause (iii) above shall survive until the expiration of any applicable statute of limitations with respect to such claims.

        (b) "Stockholder's Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the consent of PalEx, which consent may not be reasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the right of the Stockholders to indemnification hereunder.

        SECTION 8.3. NOTICE OF LOSS. A notice setting forth in reasonable detail the breach or other matter which is asserted shall be promptly given to the Indemnifying Party (as defined below) and, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice shall be given within thirty (30) days after the Indemnified Party (as defined below) has knowledge of the matter. The failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article VIII, except to the extent the Indemnifying Party is actually prejudiced by such failure to give prompt notice. With respect to PalEx Losses, the Stockholders shall be the Indemnifying Party and PalEx and its respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Parties. With respect to Stockholders Losses, PalEx shall be the Indemnifying Party and the Stockholders shall be the Indemnified Party.

        SECTION 8.4. RIGHT TO DEFEND. Upon receipt of notice of any matter for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any such matter at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any matter, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the reasonable cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within ten (10) days of receipt of such notice. Failure to reject such notice within such ten (10) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (i) the Indemnifying Party is contesting such claim in good faith or
(ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

        SECTION 8.5. COOPERATION. Each of PalEx, the Company and the Stockholders and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim.

        SECTION 8.6. EXCLUSIVE REMEDY. The indemnification provided for in this
Section 8 shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

        SECTION 8.7.     LIMITATION UPON INDEMNITY.

        (a) Neither the Stockholders nor PalEx shall be entitled to indemnification from the other under the provisions of this Article VIII until such time as the claims subject to indemnification by such party exceed, in the aggregate, Three Hundred Sixty Thousand Dollars ($360,000) (the "Indemnity Deductible").

        (b) The aggregate indemnification obligations of the Stockholders under
Article VIII shall be limited to the obligations in excess of the Indemnity Deductible but not more than Thirty-Six Million Dollars ($36,000,000); PROVIDED, HOWEVER, if the per share price of the PalEx Common Stock is less than the per share price of the PalEx Common Stock issued in the IPO, the foregoing limit on indemnity obligations shall be reduced by the difference in such prices multiplied by the number of shares of PalEx Common Stock issued to the Stockholders pursuant to this Agreement.

                                   ARTICLE IX

                               CLOSING CONDITIONS

        SECTION 9.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date and continued fulfillment as of the Consummation Date of the following conditions:

        (a) the Underwriting Agreement related to the IPO shall have been executed;

        (b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

        (c) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the IPO or the Merger shall have been issued and remain in effect;

        (d) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal; and

        (e) all material governmental and third party waivers, consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect.

        SECTION 9.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date and continued fulfillment as of the Consummation Date of the following additional conditions:

        (a) PalEx and Subsidiary shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of PalEx and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the chief executive officer of PalEx and Subsidiary to that effect;

        (b) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Stockholders of the Merger;

        (c) the Company shall have received an opinion from the legal or accounting advisors to PalEx, at the expense of PalEx, that the Merger will constitute a tax-free transaction under Section 351 of the Code to the extent of PalEx Common Stock received by the Stockholders, in which regard the Company and the Stockholders shall provide representations reasonably required by such advisors in providing such opinion;

        (d) All conditions to the merger of the other Founding Companies, on substantially the same terms as provided herein, with subsidiaries of PalEx shall have been satisfied or waived by the applicable party.

        SECTION 9.3. CONDITIONS TO OBLIGATIONS OF PALEX TO EFFECT THE MERGER. Unless waived by PalEx, the obligations of PalEx to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

        (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and PalEx shall have received a Certificate of the President or Vice President - Finance of the Company to that effect;

        (b) the Stockholders shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and PalEx shall have received a Certificate of each Stockholder to that effect;

        (c) PalEx shall have received an opinion from McMahon, Surovik, Suttle, Buhrman, Hicks & Gill, special counsel to the Company, dated the Closing Date, reasonably satisfactory to PalEx and covering the due incorporation of the Company, the binding nature of this Agreement, the effectiveness of the Merger and the validity of the Common Stock to be exchanged in the Merger and certain other customary matters reasonably requested by PalEx or its counsel;

        (d) PalEx shall have received "COMFORT" letters in customary form from the Company's independent public accountants, dated the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to PalEx) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income; and

        (e) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to PalEx of the Merger.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 10.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date under the following conditions:

        (a) The Company shall have the right to terminate this Agreement:

                      (i) if the Merger is not completed by April 1, 1997 otherwise than on account of delay or default on the part of the Company or the Stockholders or any of their affiliates or associates;

                      (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of the Stockholders or any of their affiliates or associates;

                      (iii) if PalEx or Subsidiary (A) fails to perform in any material respect any of their respective material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to PalEx and Subsidiary; or

                      (iv) If PalEx fails to complete its acquisitions of Ridge or Interstate.

        (b) PalEx shall have the right to terminate this Agreement:

                      (i) if the Merger is not completed by April 1, 1997 otherwise than on account of delay or default on the part of PalEx or any of its stockholders or any of their affiliates or associates;

                      (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of PalEx or any of its 5% stockholders or any of their affiliates or associates;

                      (iii) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to the Company by PalEx;

                      (iv) if the Stockholders (A) fail to perform in any material respect any of their material covenants in this Agreement and
        (B) do not cure such default in all material respects within 30 days after written notice of such default is given to the Stockholders by PalEx; or

                      (v) if PalEx fails to complete its acquisitions of Ridge or Interstate.

        SECTION 10.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either PalEx or the Company, as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Subsidiary, PalEx or their respective officers or directors (except the obligations set forth in this Section 10.2 and in Sections 7.1, 7.3 and 7.5, all of which shall survive the termination). Nothing in this
Section 10.2 shall relieve any party from liability for any breach of this Agreement.

        SECTION 10.3. AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

        SECTION 10.4. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

            SECURITIES ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS

         The PalEx Common Stock to be acquired by each of the Stockholders pursuant to this Agreement is being acquired solely for such Stockholder's own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

        SECTION 11.1. ECONOMIC RISK; SOPHISTICATION. Each of the Stockholders represents and warrants to PalEx that he or she is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; that he or she is able to bear the economic risk of an investment in the PalEx Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment in the PalEx Common Stock; and that he has had an adequate opportunity to ask questions and receive answers from the officers of PalEx concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of PalEx, and the plans for the operations of the business of PalEx.

        SECTION 11.2.     TRANSFER RESTRICTIONS.

        (a) Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 11.2 (or trusts for the benefit of the Stockholders or family members, the trustees of which so agree), and except for sales in accordance with Section 7.11, for a period of two (2) years from the Closing, the Stockholders shall not (a) sell, assign, exchange, transfer, encumber, pledge, distribute or otherwise dispose of (i) any shares of PalEx Common Stock received by the Stockholders in the Merger, or (ii) any interest (including, without limitation, an option to buy or sell) in any such shares of PalEx Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction, whether or not with respect to any shares of PalEx Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of PalEx Common Stock acquired pursuant to Section 2.2 hereof (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). The certificates evidencing the PalEx Common Stock delivered to the Stockholders pursuant to
Section 2.2 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as PalEx may deem necessary or appropriate:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION OR OTHER DISPOSITION, PRIOR TO _____________, 1999. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

        (b) Main Street will execute an agreement to restrict the transfer of its shares of PalEx Common Stock in a manner identical to the restrictions included in this Article XI.

                                   ARTICLE XII

                    EMPLOYMENT AND NONCOMPETITION AGREEMENTS

        At the Closing, each of the Stockholders shall execute and deliver an employment and noncompetition agreement substantially in the form of Exhibit 12 and Main Street shall execute a noncompetition agreement with substantially the same terms.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

        SECTION 13.1. BROKERS. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee described in SCHEDULE 13.1) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. PalEx represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PalEx or its stockholders (other than underwriting discounts and commission to be paid in connection with the IPO).

        SECTION 13.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)    If to PalEx or Subsidiary, to:

                      Vance K. Maultsby, Jr.
                      Chief Executive Officer
                      3555 Timmons Lane, Suite 610
                      Houston, Texas 77027

        with a copy to:

                      John Wombwell, Esq.
                      Andrews & Kurth L.L.P.
                      4200 Texas Commerce Tower
                      Houston, Texas 77002

        (b)    If to the Company, to:

                      Fraser Industries, Inc.
                      Horseshoe Bay Resort Airport, East
                      Horseshoe Bay, Texas 78657
                      Attention: Troy Fraser
        with a copy to:

                      Bob J. Surovik
                      McMahon, Surovik, Suttle, Buhrman, Hicks & Gill
                      Suite 800
                      400 Pine Street
                      Abilene, Texas 79601

        SECTION 13.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

        SECTION 13.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise, except that PalEx may assign this Agreement to any other wholly-owned subsidiary of PalEx. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

        SECTION 13.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        SECTION 13.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in
Section 8.1(a), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

MAIN STREET CAPITAL                                   PALEX, INC.
  PARTNERS, L.P.

By: Main Street Advisory Partners, L.P.        By: ___________________________
                                               Name: Vance K. Maultsby, Jr.
By: Main Street Merchant Partners, L.L.C.      Title: Chief Executive Officer


By: ______________________
Name: Sam Humphreys                            FRASER ACQUISITION CORPORATION
Title:   Managing Director

                                               By: ___________________________
                                               Name: Vance K. Maultsby, Jr.
                                               Title: Chief Executive Officer


                                               FRASER INDUSTRIES, INC.

                                               By: ___________________________
                                               Name: Troy Fraser
                                               Title: Chief Executive Officer


                                               _______________________________
                                               Troy Fraser, Individually


                                               _______________________________
                                               Steve Fraser, Individually


                                               _______________________________
                                               Joe Elmore, Individually

                                  SCHEDULE 2.1
                              MANNER OF CONVERSION

      At the Closing, the Stockholders shall receive the Cash Component (as defined below) and the Fraser Stock Component (as defined below). For purposes of the Agreement, the terms Reference Value Offset Amount, Adjusted Indebtedness, Cash Component and Fraser Stock Component shall have the following meanings:

      (a) Reference Value Offset Amount shall mean (i) the Cash Component equal to $7,200,000 payable to the Fraser Stockholders less the actual amount of any cash dividend paid on or after the effective date of the Agreement to the Fraser Stockholders, taken first from the amount in the accumulated adjustments account then from the proceeds of the IPO, and (ii) assumption of the Adjusted Indebtedness (defined below).

      (b) Adjusted Indebtedness shall mean the result obtained by subtracting from the Company's total indebtedness as of the Closing Date (i) $1,650,000 and (ii) indebtedness incurred and cash expenditures made after April 28, 1996 specifically to fund capital expenditures after such date (including start-up costs associated with the Memphis facility and feasibility studies with respect to plants considered for opening in
      1997).

      (c) Fraser Stock Component shall mean the number of shares of PalEx Common Stock received by the Fraser Stockholders, which shall be determined by applying the following formula:
                                                   Fraser Stock Reference Value
      Fraser Stock Component  =     6,000,000  x   ----------------------------
                                                   Sum of Fraser, Ridge and
                                                   Interstate Stock Reference
                                                   Values

            WHERE the Founding Companies Stock Reference Values will be determined by subtracting from each Founding Company's Enterprise Value ($36 million for Fraser and Ridge, $4.8 million for Interstate) each Founding Company's Reference Value Offset Amount.

      Each of the Founding Companies shall have the right to reduce their respective Stock Component calculated above by returning shares of PalEx Common Stock. The Founding Company shall receive 2.77778 options to purchase PalEx Common Stock at the IPO price for each share of PalEx Common Stock returned. The reduction of the Stock Component by a Founding Company shall not affect the Stock Component of the other Founding Companies which shall be calculated as if such reduction had not occurred.

      A Founding Company shall exercise such right to return stock by written notice to PalEx no later than three (3) days prior to the printing of the Preliminary Prospectus in connection with the IPO.